BODYGUARD RECORDS.COM, INC.
--------------------------------------------------------------------------------
                                                               138 Fulton Street
                                                              New York, NY 10038
                                                                  (212) 751-2179
                                                                    June 1, 2000

Mr. John Rollo
5 Glenfield Road
Glenridge, NJ 07028

Mr. Eugene Foley
PO Box 382
Hazlet, NJ 07730.

Re: Amendment No. 2 to Employment Agreements

Gentlemen:

     This second amendment originally and correctly dated June 1, 2000 and subsequently re-executed solely for confirmation purposes, will serve to confirm our prior conversations and negotiations concerning the parameters of a second and final amendment to the two identical employment agreements dated December 1, 1999 between each of you (the "Agreements") and Bodyguard Records.com, Inc., a Delaware corporation (the "Company"). In this regard, and in consideration of the mutual benefit derived herefrom, the receipt and adequacy of which is hereby jointly and severally acknowledged and accepted, we hereby agree as follows:

     1. AMENDMENTS.

     A. Paragraph 3 of the Agreements is hereby amended to read in its entirety as follows:

                    "3. COMPENSATION. The Company hereby agrees to compensate
               the Executive and the Executive hereby accepts for the performance of the services by the Executive and duties required by him under Paragraph 2 hereof and his other obligations hereunder as follows:

                         A). SALARY. Starting on the Commencement Date, the
                    Company shall pay to the Executive an annual salary of $75,000 during the first year of the term of this Agreement. During the second and third year, the Executive's salary shall increase the larger of: (a) 6% per year; or (b) by an amount each year equal to the year-to-year percentage change in the Consumer Price Index ("CPI"). Such salary shall be payable in accordance with the regular payroll practices of the Company; and


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Mr. John Rollo
Mr. Eugene Foley
June 1, 2000
Page 2
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                         B). ADDITIONAL COMPENSATION. As additional
                    compensation, and subject to the terms and conditions hereinafter set forth, the Company hereby agrees to pay to the Executive the Benefits set forth in Paragraph 4 and the Performance Bonus set forth in Paragraph 5 of this Agreement."

     B. Paragraph 8A of the Agreements is hereby amended to read in its entirety as follows:

               "8. TERM AND TERMINATION.

                         A). The initial term of this Agreement shall commence
                    on the closing date of the Company's initial public offering pursuant to SB-2 Registration Statement No. 333-40444, (the "Commencement Date") and shall continue thereafter for a period of three years. Thereafter, this Agreement shall be renewed upon the mutual consent of the Company and the Executive. Prior to the Commencement Date of this Agreement, no accruals of salary or other compensation hereunder shall be made by the Company."

                         3. CONFIRMATION OF AGREEMENTS. Except as herein
                    modified, the parties hereby reconfirm the validity and enforceability of the Agreements.

     If the foregoing correctly sets forth our agreement and understanding, please indicate your acceptance by signing the enclosed copy of this letter agreement in the space marked "Agreed to and Accepted" and returning the signed document to me via facsimile.

Very truly yours

Bodyguard Records.com, Inc.


By:        /S/ JOHN ROLLO
    ---------------------------------------
         John Rollo, President


By:   /S/ EUGENE FOLEY
   ------------------------------
      Eugene Foley, Chief
      Executive Officer

AGREED TO AND ACCEPTED:

       /S/ JOHN ROLLO
       --------------

          John Rollo

   /S/ EUGENE FOLEY
   ----------------
        Eugene Foley